As filed with the Securities and Exchange Commission on May File No. 333 -
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           RELIV' INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      37-1172197
(State or other jurisdiction                (IRS Employer Identification Number)
      of incorporation)

                     136 Chesterfield Industrial Boulevard
                         Chesterfield, Missouri 63005
                                (636) 537-9715

   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                           RELIV' INTERNATIONAL, INC.
                         DISTRIBUTOR STOCK PURCHASE PLAN
                        (f/k/a RELIV INTERNATIONAL, INC.
                      1998 DISTRIBUTOR STOCK PURCHASE PLAN)
                            (Full title of the Plan)

Robert L. Montgomery                        Copies of Communications to:
Chief Executive Officer                     Stephen M. Merrick, Esq.
Reliv' International, Inc.                  Scott P. Slykas, Esq.
136 Chesterfield Industrial Boulevard       Merrick & Klimek, P.C.
Chesterfield, Missouri   63005              401 South LaSalle Street, Suite 1302
Phone: (636) 537-9715                       Chicago, Illinois 60605
Fax: (636) 537-9753                         Phone: (312) 294-6044
Name, address, including zip code, and      Fax: (312) 294-6045
 telephone number, including area code,
 of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                             Proposed           Proposed
    Title of          Amount                  Maximum            Maximum            Amount of
Securities to be       to be              Offering Price        Aggregate         Registration
   Registered      Registered(1)          Per Share(1)(2)    Offering Price(1)(2)   Fee(1)(2)
   ----------      -------------          ---------------   ------------------    -----------
Common Stock,
$.001  par value   1,000,000(1) Shares         $1.92(1)         $960,000(1)        $88.32(1)

(1) A total of 500,000 shares of the Registrant's Common Stock were registered on Form S-8 on November 20, 1998 (File No. 333-67639), and in connection therewith, a $424.80 Registration Fee was paid. An additional 500,000 shares of the Registrant's Common Stock are being registered under this Post-Effective Amendment, estimated to be an additional number of shares of Common Stock to be purchased under the Plan on the open market and directly from the Company upon the exercise of warrants issued under the Plan.

                      (footnotes continued on next page)

(2) The additional 500,000 shares of the Registrant's Common Stock being registered under this Post- Effective Amendment are to be issued at prices currently undeterminable. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based on the closing price of the Registrant's Common Stock on the NASDAQ National market on May 3, 2002.


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

                                     PART I

      Pursuant to the Note to Part I of Form S-8, information required under Items 1 and 2 of Form S-8 is omitted as a part of this Registration Statement.

                                     PART II

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2001.

      (b) The Definitive Proxy Statement dated April 19, 2002 for the Annual Meeting of Shareholders to be held on May 23, 2002.

      (c) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 2002.

      (d) The description of the Company's capital stock as set forth in the Company's Form 8A Registration Statement (File No. 1-11768), filed by the registrant with the Commission on February 25, 1993, as amended by the Company in its Definitive Proxy Statement for the Annual Meeting of Shareholders held on May 27, 1999, and including any amendment or report filed for the purpose of updating such descriptions.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

      Not applicable.

      Item 5. Interests of Named Experts and Counsel.

      The validity of the shares of Common Stock offered hereby will be passed upon for the registrant by Merrick & Klimek, P.C., Chicago, Illinois. Stephen M. Merrick, a shareholder in that firm is a shareholder, Secretary and Senior Vice-President of the registrant.


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

Item 6. Indemnification of Directors and Officers.

      As permitted by Delaware General Corporation Law ("DGCL"), the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The Certificate of Incorporation and the by-laws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, the Company is permitted to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officers for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission ("Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Exhibit

      4 Reliv' International, Inc. Amended and Restated Distributor Stock Purchase Plan.

      5     Opinion of Merrick & Klimek, P.C.

      23.1 Consent of Ernst & Young LLP, independent auditors of Reliv' International, Inc.

      23.2 Consent of Merrick & Klimek, P.C. (included in Exhibit 5 opinion letter).

      24    Power of Attorney (included on signature page).

Item 9. Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on May 9, 2002.

                             RELIV INTERNATIONAL, INC.


                             By: /s/ Robert L. Montgomery
                                 -----------------------------------------------
                                 Robert L. Montgomery, President

                                   THE PLAN

      Pursuant to the requirement of the Securities Act of 1933, the Committee which administers the Distributor Stock Purchase Plan has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri on May 9, 2002.

                             PLAN:

                             RELIV' INTERNATIONAL, INC.
                             DISTRIBUTOR STOCK PURCHASE PLAN


                             By: /s/ Robert L. Montgomery
                                 -----------------------------------------------
                                 Robert L. Montgomery, Chairman of the Executive Committee

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: May 9, 2002

By: /s/ Robert L. Montgomery
   -----------------------------------------------------------------------------
        Robert L. Montgomery, Chairman of the Board of Directors, President and Chief Executive Officer, Treasurer

Date: May 9, 2002

By: /s/ David G. Kreher, by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        David G. Kreher, Senior Vice President, Chief Operating Officer, Assistant Secretary (principal financial and accounting officer), by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.

Date: May 9, 2002

By: /s/ Carl W. Hastings, by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        Carl W. Hastings, Vice President, Assistant Secretary, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.

Date: May 9, 2002

By: /s/ Thomas W. Pinnock III, by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        Thomas W. Pinnock III, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.

Date: May 9, 2002

By: /s/ Stephen M. Merrick, by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        Stephen M. Merrick, Senior Vice President, Secretary, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.

Date: May 9, 2002

By: /s/ Donald L. McCain, by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        Donald L. McCain, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.


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



Date: May 9, 2002

By: /s/ John Akin by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        John Akin, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.

Date:  May 9, 2002

By: /s/ Sandra S. Montgomery by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        Sandra S. Montgomery, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.

Date: May 9, 2002

By: /s/ Thomas T. Moody, by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        Thomas T. Moody, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.

Date: May 9, 2002

By: /s/ Marvin W. Solomonson, by Robert L. Montgomery, POA
   -----------------------------------------------------------------------------
        Marvin W. Solomonson, Director, by Robert L. Montgomery, pursuant to a Power of Attorney filed with the Commission on November 20, 1998.


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